The Travelers Insurance Company

                                Power of Attorney

                            Joseph J. Prochaska, Jr.
               Senior Vice President and Chief Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS, that I, Senior Vice President and Chief Accounting Officer of The Travelers Insurance Company, a Connecticut company, do hereby appoint Michele H. Abate, Thomas S. Clark, John E. Connolly, Jr., Mary K. Johnson, James L. Lipscomb, Gina C. Sandonato, Myra L. Saul and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with Tactical Aggressive Stock Account for Variable Annuities, Tactical Growth and Income Stock Account for Variable Annuities, Tactical Short Term Bond Account for Variable Annuities, The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Fund ABD for Variable Annuities, The Travelers Fund BD for Variable Annuities, The Travelers Fund BD III for Variable Annuities, The Travelers Fund U for Variable Annuities, The Travelers Separate Account Five for Variable Annuities, The Travelers Separate Account Seven for Variable Annuities, The Travelers Separate Account Nine for Variable Annuities, The Travelers Separate Account PF for Variable Annuities, The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account QPN for Variable Annuities, The Travelers Separate Account TM for Variable Annuities, TIC Separate Account Eleven for Variable Annuities, TIC Separate Account Thirteen for Variable Annuities, TIC Variable Annuity Separate Account 2002, The Travelers Fund UL for Variable Life Insurance, The Travelers Fund UL III for Variable Life Insurance, The Travelers Variable Life Insurance Separate Account Three, The Travelers Variable Life Insurance Separate Account Four or any other separate accounts for variable contracts that are created or become separate accounts of said Company in the future, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 22th day of August, 2005.

                                       /s/ JOSEPH J. PROCHASKA, JR.
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                                          Signature